Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entity of Yatsen Holding Limited

Subsidiaries	Place of Incorporation
Aoyan Holding Limited	Cayman Islands
Yatsen Global Holding Limited	British Virgin Islands
Skintech Global Holding Limited	British Virgin Islands
Eve Lom Limited	British Virgin Islands
Space Brands Limited (England)	United Kingdom
Galenic Cosmetics Laboratory	France
Yatsen Global Pte. Ltd.	Singapore
Yalenic Global Holding Pte. Ltd.	Singapore
Yatsen (HK) Limited	Hong Kong
Yatsen Investment Limited	Hong Kong
Aoyan (HK) Limited	Hong Kong
Dskin (HK) Limited	Hong Kong
Space Brands (HK) Limited	Hong Kong
Guangzhou Yatsen Global Co., Ltd.	People’s Republic of China
Guangzhou Yatsen Cosmetics Co., Ltd.	People’s Republic of China
Guangzhou Yixun Cosmetics Co., Ltd.	People’s Republic of China
Aoyan (Shanghai) Cosmetics Trading Co., Ltd.	People’s Republic of China
Galenic (Shanghai) Trading Co., Ltd.	People’s Republic of China
Galenic (Shanghai) E-commerce Co., Ltd.	People’s Republic of China
Guangzhou Duoxin E-commerce Co., Ltd.	People’s Republic of China
Guangzhou DR.WU Cosmetics Co., Ltd.	People’s Republic of China
Shanghai DR.WU Cosmetics Co., Ltd.	People’s Republic of China
SNK (Shanghai) Limited	People’s Republic of China

Consolidated Variable Interest Entity	Place of Incorporation
Huizhi Weimei (Guangzhou) Trading Co., Ltd.	People’s Republic of China